 EXHIBIT 10.35

AMENDMENT

TO THE SECURITIES PURCHASE AGREEMENT DATED AUGUST 4, 2020 AND 6%

CONVERTIBLE REDEEMABLE NOTE $1,086,956 DUE FEBRUARY 4, 2022

AMENDMENT, dated November 16, 2020, to (1) the Securities Purchase Agreement, dated as of August 4, 2020 (the “Agreement”), by and between INTEGRATED VENTURES, INC., a Nevada corporation, (the “Company”), and EAGLE EQUITIES, LLC, a Nevada limited liability company (the “Buyer”); and (2) the 6% Convertible Promissory Note, dated as of August 4, 2020, and due February 4, 2022, issued by the Company to the Buyer pursuant to the Agreement (the “Original Note”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Agreement and the Original Note, as applicable.

WHEREAS, the Company and the Holder are parties to the Original Note pursuant to which the Company has borrowed $500,000.00 representing principal in the amount of $543,478.26 from the Buyer;

WHEREAS, due to the fact that all required funding under the Agreement for the Original Note has been funded, the Company and the Buyer have agreed (1) to modify the aggregate principal face amount of the Original Note from to $1,086,956 to $543,478.26 (the “New Principal Amount”), that is equal to the amount funded to date under the Original Note; and (2) to amend the Agreement to amend all references the aggregate principal face of amount of the Original Note as referred to in the Agreement from $1,086,l 956 to the New Principal Amount of $543,478.26, and to terminate any right of the Buyer to fund any Unfunded Balances of Original Note, since all funding required by the Agreement for the Original Note has now been completed; and

WHEREAS, in accordance with the terms and conditions of the Original Note and the Agreement, respectively, the Borrower and the Lender hereby approve the amendment of the Original Note and Agreement as set forth herein.

NOW, THEREFORE, by their respective execution of this Agreement and in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1.

The Company and the Buyer agree that the references to the aggregate principal face dollar amount of the Original Note as referred to in the title to and first written paragraph of the forepart of the Original Note shall be amended to refer to the principal amount of $543,478.26 rather than $1,086,956.

2.	“The Company and the Buyer further agree that paragraph B in the forepart of the Agreement is amended to read in its entirety as follows:

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“B. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a 6% convertible note of the Company, in the aggregate principal amount of $543,478.26 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note. The Note shall contain an 8% OID such that the aggregate purchase price for the Note shall be $500,000.00. The amount of each portion of the $543,478.26 aggregate note purchase and the timing for payment thereof are set forth in Section 1(c).”

3.	The Company and the Buyer further agree that paragraph c. “Closing Date” in section 1. of the Agreement shall be amended to read as follows:

“Closing Date. The date and time of the issuance and sale of the first $271,739.13 portion (the “First Tranche”) of the Note pursuant to this Agreement (the “Closing Date”) shall be on or about August 4, 2020, or such other mutually agreed upon time. At this time, the Company will sell, and the Buyer shall purchase, a $271,739.13 portion of the $  Purchase Price amount under this Agreement. The purchase price for the $271,739.13 tranche of the note shall be $250,000.00 representing the original issue discount of 8%. A subsequent closing of an additional $271,739.13 portion of the Note (the “Second Tranche”) shall occur on the filing of the Company’s resale registration statement covering the $543,478.26 Note being purchased herein. The purchase price for the $271,739.13 Second Tranche of the note shall be $250,000.00 as well, representing the original issue discount of 8%. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.”

4.	Except as expressly provided herein, the Original Note and the Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Company and the Buyer have executed this Amendment as of the date set forth above.

INTEGRATED VENTURES, INC.

By:	/s/ Steve Rubakh
Name:	Steve Rubakh
Title:	Chief Executive Officer

EAGLE EQUITIES, LLC

By:	/s/ Yakov Borenstein
Name:	Yakov Borenstein
Title:	Managing Member

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